Exhibit 99.1

Paycom Software, Inc. Reports Third Quarter 2017 Results

Third Quarter Revenue of $101.3 million, up 31% from comparable prior year period

Third Quarter GAAP Net Income of $14.1 million, or $0.24 per diluted share, up 127% from comparable prior year period

Third Quarter Adjusted EBITDA of $30.7 million, up 69% from comparable prior year period

Third Quarter non-GAAP Net Income of $17.0 million, or $0.29 per diluted share

OKLAHOMA CITY –(BUSINESS WIRE)– Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended September 30, 2017.

“With third quarter revenues over $100 million and the launch of 10 internally built Learning Management courses, we’re pleased with another strong quarter of growth and innovation,” said Paycom’s founder and CEO, Chad Richison. “We also returned value to our shareholders by completing our second $50 million stock repurchase plan and I am happy to announce we have approved a third stock repurchase plan, increasing it to $75 million.”

Financial Highlights for the Third Quarter of 2017

Total Revenues of $101.3 million represented a 31% increase compared to total revenues of $77.3 million in the same period last year. Recurring revenues of $99.5 million also increased 31% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $14.1 million, or $0.24 per diluted share, compared to GAAP net income of $6.2 million, or $0.10 per diluted share, in the same period last year.

Adjusted EBITDA1 was $30.7 million, compared to $18.2 million in the same period last year.

Non-GAAP Net Income1 was $17.0 million, or $0.29 per diluted share, compared to $9.0 million, or $0.15 per diluted share, in the same period last year.

Cash and Cash Equivalents were $66.6 million as of September 30, 2017.

Total Debt was $34.4 million as of September 30, 2017. This debt consisted solely of borrowings related to the expansion of our corporate headquarters.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter and year ending December 31, 2017:

Quarter Ending December 31, 2017

Total Revenues in the range of $111.5 million to $113.5 million.

Adjusted EBITDA in the range of $26 million to $28 million.

Year Ending December 31, 2017

Total Revenues in the range of $430.5 million to $432.5 million.

Adjusted EBITDA in the range of $131 million to $133 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter or year ending December 31, 2017 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. Management uses Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define: (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, and non-cash stock-based compensation expense; and (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, which is adjusted for the effect of income taxes. Adjusted EBITDA and non-GAAP net income are metrics that provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, Adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA or non-GAAP net income in isolation, or as a substitute for net income or other consolidated statements of income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, Oct. 31, 2017, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (866) 270-1533 (domestic) or (412) 317-0797 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until Nov. 7, 2017. The replay passcode is 10113050.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to the Company’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the impact of future regulatory, judicial, or legislative changes;

how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to expand our corporate headquarters within an expected timeframe; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development; our expected income tax rate for future periods; our plans to purchase shares of our common stock through a stock repurchase plan; and the anticipated impact of recent hurricanes on our operating results in future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “should,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2016. We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$66,610	$60,158
Accounts receivable	1,444	1,339
Prepaid expenses	5,705	4,475
Inventory	750	675
Income tax receivable	9,247	692

Current assets before funds held for clients	83,756	67,339
Funds held for clients	792,734	858,244

Total current assets	876,490	925,583
Property and equipment, net	133,765	96,848
Deposits and other assets	1,341	1,215
Goodwill	51,889	51,889
Intangible assets, net	1,011	1,871
Deferred income tax assets, net	5,440	1,207

Total assets	$1,069,936	$1,078,613

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,505	$3,737
Accrued commissions and bonuses	6,782	8,003
Accrued payroll and vacation	9,096	4,769
Deferred revenue	6,526	5,230
Current portion of long-term debt	1,152	1,113
Accrued expenses and other current liabilities	18,817	17,798

Current liabilities before client funds obligation	44,878	40,650
Client funds obligation	792,734	858,244

Total current liabilities	837,612	898,894
Long-term deferred revenue	41,841	34,481
Net long-term debt, less current portion	33,218	28,711

Total long-term liabilities	75,059	63,192

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 59,953,932 and 58,453,283 shares issued at September 30, 2017 and December 31, 2016, respectively; 58,131,606 and 57,331,022 shares outstanding at September 30, 2017 and December 31, 2016, respectively)	599	585
Additional paid-in capital	129,770	95,452
Retained earnings	124,350	70,448
Treasury stock, at cost (1,822,326 and 1,122,261 shares at September 30, 2017 and December 31, 2016, respectively)	(97,454)	(49,958)

Total stockholders’ equity	157,265	116,527

Total liabilities and stockholders’ equity	$1,069,936	$1,078,613

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Recurring	$99,498	$75,857	$313,763	$237,253
Implementation and other	1,789	1,468	5,259	4,078

Total revenues	101,287	77,325	319,022	241,331

Cost of revenues
Operating expenses	15,324	13,227	46,019	34,491
Depreciation and amortization	2,502	1,521	6,829	4,093

Total cost of revenues	17,826	14,748	52,848	38,584

Administrative expenses
Sales and marketing	35,542	29,274	106,460	82,702
Research and development	8,112	6,232	23,004	14,294
General and administrative	25,967	24,457	70,450	54,883
Depreciation and amortization	2,403	2,032	7,069	5,578

Total administrative expenses	72,024	61,995	206,983	157,457

Total operating expenses	89,850	76,743	259,831	196,041

Operating income	11,437	582	59,191	45,290
Interest expense	(220)	(252)	(758)	(733)
Other income (expense), net	118	(213)	362	(63)

Income before income taxes	11,335	117	58,795	44,494
Provision for income taxes	(2,732)	(6,081)	4,893	9,287

Net income	$14,067	$6,198	$53,902	$35,207

Earnings per share, basic	$0.24	$0.11	$0.93	$0.61
Earnings per share, diluted	$0.24	$0.10	$0.91	$0.59
Weighted average shares outstanding:
Basic	58,003,222	57,819,734	57,751,204	57,515,846

Diluted	58,873,502	58,907,281	58,839,771	58,793,479

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net income	$53,902	$35,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,898	9,671
Amortization of debt issuance costs	92	96
Net loss on disposition of property and equipment	21	230
Stock-based compensation expense	31,757	18,742
Deferred income taxes, net	(4,233)	(1,500)
Changes in operating assets and liabilities:
Accounts receivable	(105)	875
Prepaid expenses	(1,230)	(460)
Inventory	(75)	963
Deposits and other assets	(126)	276
Accounts payable	(1,463)	(3,658)
Income taxes, net	(8,555)	2,427
Accrued commissions and bonuses	(1,221)	(3,306)
Accrued payroll and vacation	4,327	3,782
Deferred revenue	8,656	7,849
Accrued expenses and other current liabilities	(3,225)	3,241

Net cash provided by operating activities	92,420	74,435

Cash flows from investing activities
Net change in funds held for clients	65,510	103,662
Purchases of property and equipment	(42,926)	(32,130)

Net cash provided by investing activities	22,584	71,532

Cash flows from financing activities
Proceeds from issuance of long-term debt	5,440	5,000
Repurchases of common stock	(19,391)	(8,379)
Withholding taxes paid related to net share settlement	(28,105)	(14,396)
Principal payments on long-term debt	(843)	(702)
Net change in client funds obligation	(65,510)	(103,662)
Payment of debt issuance costs	(143)	(46)

Net cash used in financing activities	(108,552)	(122,185)

Increase in cash and cash equivalents	6,452	23,782
Cash and cash equivalents
Beginning of period	60,158	50,714

End of period	$66,610	$74,496

Paycom Software, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income to Adjusted EBITDA:
Net income	$14,067	$6,198	$53,902	$35,207
Interest expense	220	252	758	733
Provision for income taxes	(2,732)	(6,081)	4,893	9,287
Depreciation and amortization	4,905	3,553	13,898	9,671

EBITDA	16,460	3,922	73,451	54,898
Non-cash stock-based compensation expense	14,227	14,235	31,754	18,857

Adjusted EBITDA	$30,687	$18,157	$105,205	$73,755

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income to non-GAAP net income:
Net income	$14,067	$6,198	$53,902	$35,207
Non-cash stock-based compensation expense	14,227	14,235	31,754	18,857
Income tax effect on non-GAAP adjustment	(11,296)	(11,472)	(25,775)	(13,234)

Non-GAAP net income	$16,998	$8,961	$59,881	$40,830

Weighted average shares outstanding:
Basic	58,003,222	57,819,734	57,751,204	57,515,846
Diluted	58,873,502	58,907,281	58,839,771	58,793,479
Earnings per share, basic	$0.24	$0.11	$0.93	$0.61
Earnings per share, diluted	$0.24	$0.10	$0.91	$0.59
Non-GAAP net income per share, basic	$0.29	$0.15	$1.04	$0.71
Non-GAAP net income per share, diluted	$0.29	$0.15	$1.02	$0.69

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.24	$0.11	$0.93	$0.61
Non-cash stock-based compensation expense	0.24	0.24	0.55	0.33
Income tax effect on non-GAAP adjustment	(0.19)	(0.20)	(0.44)	(0.23)

Non-GAAP net income per share, basic	$0.29	$0.15	$1.04	$0.71

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.24	$0.10	$0.91	$0.59
Non-cash stock-based compensation expense	0.24	0.24	0.54	0.32
Income tax effect on non-GAAP adjustment	(0.19)	(0.19)	(0.43)	(0.22)

Non-GAAP net income per share, diluted	$0.29	$0.15	$1.02	$0.69

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Adjusted gross profit:
Total revenues	$101,287	$77,325	$319,022	$241,331
Less: Total cost of revenues	(17,826)	(14,748)	(52,848)	(38,584)

Total gross profit	83,461	62,577	266,174	202,747
Plus: Non-cash stock-based compensation expense	1,488	1,311	3,199	1,725

Total adjusted gross profit	$84,949	$63,888	$269,373	$204,472
Total gross profit %	82%	81%	83%	84%
Total adjusted gross profit %	84%	83%	84%	85%

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Adjusted sales and marketing expenses:
Sales and marketing expenses	$35,542	$29,274	$106,460	$82,702
Less: Non-cash stock-based compensation expense	(2,019)	(1,654)	(4,511)	(2,723)

Total adjusted sales and marketing expenses	$33,523	$27,620	$101,949	$79,979

Total revenues	$101,287	$77,325	$319,022	$241,331
Total adjusted sales and marketing expenses as a % of revenues	33.1%	35.7%	32.0%	33.1%

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Adjusted administrative expenses:
Administrative expenses	$72,024	$61,995	$206,983	$157,457
Less: Non-cash stock-based compensation expense	(12,739)	(12,924)	(28,555)	(17,132)

Total adjusted administrative expenses	$59,285	$49,071	$178,428	$140,325

Total revenues	$101,287	$77,325	$319,022	$241,331
Total adjusted administrative expenses as a % of revenues	58.5%	63.5%	55.9%	58.1%

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Adjusted research and development expenses:
Research and development expenses	$8,112	$6,232	$23,004	$14,294
Less: Non-cash stock-based compensation expense	(734)	(496)	(1,514)	(676)

Total adjusted research and development expenses	$7,378	$5,736	$21,490	$13,618

Total revenues	$101,287	$77,325	$319,022	$241,331
Total adjusted research and development expenses as a % of revenues	7.3%	7.4%	6.7%	5.6%

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Total research and development costs:
Capitalized research and development costs	$4,665	$2,898	$11,048	$6,605
Research and development expenses	8,112	6,232	23,004	14,294

Total research and development costs	$12,777	$9,130	$34,052	$20,899

Total revenues	$101,287	$77,325	$319,022	$241,331
Total research and development costs as a % of revenues	12.6%	11.8%	10.7%	8.7%
Total adjusted research and development costs:
Total research and development costs	$12,777	$9,130	$34,052	$20,899
Less: Capitalized non-cash stock-based compensation	(1,262)	(1,074)	(2,579)	(1,434)
Less: Non-cash stock-based compensation expense	(734)	(496)	(1,514)	(676)

Total adjusted research and development costs	$10,781	$7,560	$29,959	$18,789

Total revenues	$101,287	$77,325	$319,022	$241,331
Total adjusted research and development costs as a % of revenues	10.6%	9.8%	9.4%	7.8%

Paycom Software, Inc.
Breakout of Non-Cash Stock-Based Compensation Expense
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Non-cash stock-based compensation expense:
Operating expenses	$1,488	$1,311	$3,199	$1,725
Sales and marketing	2,019	1,654	4,511	2,723
Research and development	734	496	1,514	676
General and administrative	9,986	10,774	22,530	13,733

Total non-cash stock-based compensation expense	$14,227	$14,235	$31,754	$18,857

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

media@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-1620

investors@paycom.com

Source: Paycom Software, Inc.